EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 26th day of November, 1996 by and between MERIT BEHAVIORAL CARE CORPORATION, a Delaware corporation (the "Company"), and John P. Docherty, M.D., an individual with an address at 21 Bloomingdale Road, White Plains, New York 10605 ("Employee").

WHEREAS, the Company desires to engage Employee to provide services pursuant to the terms of this Agreement;

WHEREAS, Employee desires to provide such services to the Company pursuant to this Agreement;

WHEREAS, this Agreement shall be effective on March 1, 1997; and

WHEREAS, both parties hereto acknowledge that the services to be performed by Employee under this Agreement shall require a high degree of diligence, creativity and responsiveness appropriate to the Company's business intentions;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


SELECTED DEFINITIONS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

                           "Affiliate"  shall mean a  subsidiary  of the Company
                  and any other business entity controlled by, controlling, or under common control with, the Company from time to time.

                           "Anniversary  Date" means March 1, the anniversary of
                  the Effective Date of this Agreement.

                           "Board" shall mean the Board of Directors of the
                    Company.

                           "Business" shall mean the business of the Company and
                  it subsidiaries, including, without limitation, the business of providing and arranging for the provision of behavioral health (including mental health and substance abuse) managed care programs, behavioral health care delivery services, and employee assistance programs.

                           "CEO" shall mean the Chairman of the Board and Chief
                  Executive Officer of the Company.

                           "Common Stock" shall mean the common stock, par value
                  $.01 per share, of the Company.

                           "Compensation  Committee" shall have the meaning such
                  term is given in Section 4.1 hereof.

                           "Confidential  Information"  shall  have the  meaning
                  such term is given in Section 5.1 hereof.

                           "Designated  Companies"  shall have the meaning  such
                  term is given in Section 5.3(b) hereof.

                           "Developments"  shall have the  meaning  such term is
                  given in Section 5.2 hereof.

                           "Disability Termination Right" shall have the meaning
                  such term is given in Section 3.5 hereof.

                           "Effective Date" of this Agreement shall mean
                    March 1, 1997.

                           "Employee Note" has the meaning such term is given
                    in Section 4.4 hereof.

                           "Employment  Period" shall have the meaning such term
                  is given in Section 3.1 hereof.

                           "MBC Corp." has the meaning such term is given in
                    Section 2.1 hereof.

                           "1995 Option Plan" shall mean the 1995 Stock Purchase
                  and Option Plan for employees of Medco Behavioral Care Corporation and Subsidiaries.

                           "Non-Competition  Period" shall have the meaning such
                  term is given in Section 5.3(a) hereof.

                           "Option  Agreement"  shall have the meaning such term
                  is given in Section 4.3(a) hereof.

                           "Options"   shall  mean   non-qualified   options  to
                  purchase newly issued shares of Common Stock.

                           "Purchase Shares" shall have the meaning such term is
                  given in Section 4.4 hereof.

                           "Post-Employment  Compensation Period" shall mean the
                  period (which in no event shall exceed three (3) years) commencing on the date of termination of Employee's employment with the Company under Section 3.3 or 3.4 hereof and ending twenty-four (24) months after the Anniversary Date of this Agreement next succeeding the date of termination of
                  Employee's employment with the Company. For example, if Employee's employment with the Company terminates under
                  Section 3.3 or 3.4 hereof on July 15, 1998, the Post-Employment Compensation Period would commence on such date and end on March 1, 2001. The Post-Employment Compensation Period applies only in the case of a termination under Section 3.3 or 3.4 hereof occurring prior to March 1, 2000.

                           "Section  5.3(a)  Agreement"  shall have the  meaning
                  such term is given in Section 5.3(a).

                           "Stockholder's Agreement" shall have the meaning such
                  term is given in Section 4.4 hereof.

                           "Termination  for Cause"  shall have the meaning such
                  term is given in Section 3.2 hereof.

                           "Termination  for Good Reason" shall have the meaning
                  such term is given in Section 3.4 hereof.

                           "Territory"  means the United States of America,  its
                  territories and possessions (including Puerto Rico).

                           "Total Base Compensation" shall have the meaning such
                  term is given in Section 4.1 hereof.

SECTION 2.  EMPLOYMENT

2.1 Title; Duties. The Company agrees to employ Employee as Chief Medical Officer of the Company and Executive Vice President, Clinical Services of MBC Corp., the behavioral health managed care division of the Company ("MBC Corp."), for the Employment

Period, and Employee hereby accepts such employment. In such position, Employee shall report to Richard C. Surles, Ph.D., Executive Vice President, Operations of the Company; provided, that if Dr. Surles is no longer employed by the Company, Employee shall report to the then current Executive Vice President, Operations of the Company. Employee shall perform such duties with regard to the Business as are assigned to him by Dr. Surles and as are generally performed by such an employee of a company, and such other duties as may from time to time be reasonably requested by the CEO or the Board.

2.2 Performance of Duties. (a) Subject to the other provisions of this Section 2.2:

(i) Employee agrees to devote his exclusive and full professional time and attention to his duties as an employee of the Company and to perform such duties in an efficient, trustworthy and businesslike manner. In addition, Employee agrees that he will not render to others any service of any kind or engage in any other business activity (including, without limitation, any involvement in any business in which Employee has any administrative or operating responsibility) which conflicts with the performance of his duties under this Agreement (except as to any other activities which are approved in writing by the Board, Dr. Surles or the CEO).

(ii) During the term of this Agreement, Employee agrees to devote his full business time and efforts, and to otherwise use his best efforts, to manage the operations of the Company and its subsidiaries, to maximize the Company's results of operations and profits, to satisfy the directions of the Board, Dr. Surles and the CEO, and to otherwise fulfill the agreements and covenants set forth in this Agreement. Employee acknowledges that the failure to satisfy any covenant set forth in this Agreement may cause the Company irreparable harm and shall have denied the Company and the Affiliates of a substantial and valuable asset.

(b) Employee represents and warrants that he is not bound by any employment, consulting, noncompetition, confidentiality, finders, marketing or other agreement or arrangement that would, or might reasonably be expected to, prohibit or restrict him in any manner from performing his duties and obligations hereunder.

(c) The Company acknowledges that Employee is involved in, and will continue to participate in, certain other businesses and professional activities in the health care field during the course of his employment with the Company. The Company agrees that, notwithstanding the other provisions of this Section 2.2 and Article 5 hereof, Employee shall be permitted to engage in the following activities:

(i) professional conferences and speaking engagements;

(ii) professional consultations with drug companies, hospitals and universities, provided, that such consultations shall not involve more than 100 hours in the aggregate in any year during the term of this Agreement without the consent of Dr. Surles or the CEO;

(iii) the  businesses  described in the last sentence of Section  5.3(a) hereof;
and

(iv) business and professional activities not related to the Business specifically and the behavioral health business generally (i.e., except for those described in the last sentence of Section 5.3(a) hereof, Employee will not engage in the Business or the behavioral health business other than as an employee of the Company).

With respect to the foregoing provisions, the Company and Employee agree that:

(A) in the event Employee contemplates engaging in any activity which might be construed as the Business or another business in the behavioral health field, Employee shall consult with Dr. Surles and the CEO prior to engaging in such activity. Employee, Dr. Surles and the CEO will mutually determine in good faith whether such activity constitutes the Business or another behavioral health business.

(B) Notwithstanding any other term of this Section 2.2(c), Employee shall not be permitted to engage in any of the activities described in Section 2.02(c)(i)-(iv) above to the extent such activities interfere (in the reasonable judgment of Dr. Surles or the CEO) in the prompt and effective discharge by Employee of his duties described in Section 2.1 hereof or would prevent Employee from devoting his full (i.e., at least 40 hours per week) business time and attention to his responsibilities to the Company.

2.3 Support. Employee shall be provided appropriate administrative support at the Company's headquarters in Park Ridge, New Jersey, including both an Executive Assistant and a Research Assistant.

2.4 Relocation Agreement. The Company and Employee agree to enter into the Relocation Agreement attached hereto as Exhibit F.

SECTION 3.  EMPLOYMENT PERIOD; TERMINATION OF EMPLOYMENT

         3.1 Employment Period. Subject at all times to Section 3.3 hereof, this Agreement and Employee's employment hereunder shall continue until terminated by the earliest of (a) the Company's discharge of Employee and termination of this Agreement pursuant to Sections 3.2, 3.3 or 3.5 hereof; (b) Employee's death; or
(c) Employee's  termination  of his  employment  and this Agreement  pursuant to
Section 3.4 or 3.6 hereof. If Employee shall continue in the employ of the Company beyond the termination of this Agreement, such employment shall be deemed to continue on a month-to-month basis terminable by either party on thirty (30) days prior written notice. The period during which Employee is employed by the Company under this Agreement or otherwise is referred to herein as the "Employment Period." In all events, the post-termination provisions of
Section 5 hereof shall survive termination of the Employment Period and this Agreement.

         3.2 Termination by the Company for "Cause." The Company shall have the right immediately (except as provided below) to discharge Employee and terminate this Agreement, by written notice provided to Employee, for any or all of the following "causes" (a "Termination for Cause"):

(a) Employee's conviction for, or entry of a plea of guilty or nolo contendere with respect to, any felony or any crime involving an act of moral turpitude or misuse or misappropriation of money or other property of the Company or any Affiliate;

(b) Employee's commission of any act of fraud or dishonesty with respect to his duties under this Agreement;

(c) Employee's conduct which is intentionally detrimental to the Company's or any Affiliate's reputation, goodwill or business operations;

(d) Employee's gross or habitual neglect of his duties or his breach of his duties or his misconduct in discharging his duties;

(e) Employee's absence from his duties without the consent of Dr. Surles, his designee or his successor for a period of at least ten (10) business days, which consent shall not be unreasonably withheld or delayed; or

(f) Employee's failure or refusal to comply with the directions of Dr. Surles, his designee or his successor, or with the policies, standards and regulations of the Company as may from time to time be made known to Employee; provided, that -------- such directions, policies, standards and regulations are not inconsistent with the provisions and terms of this Agreement or with applicable law or regulations or with applicable professional ethical considerations; and provided, further, that -------- ------- such failure or refusal is not remedied by Employee within five (5) business days after notice from the Company demanding such remedy.

3.3 Termination by the Company without "Cause." The Company shall have the right to discharge Employee and terminate this Agreement, by written notice provided to Employee not less than thirty (30) days prior to the intended date of discharge and termination, without "cause" at any time during the Employment Period, for any reason or for no reason.

3.4 Termination by Employee for "Good Reason." Employee may terminate his employment with the Company and this Agreement, by written notice provided to the Company not more than thirty (30) days prior to the intended date of termination, for any or all of the following reasons (a "Termination for Good Reason"):

(a) a material adverse change in the nature of Employee's job duties without his consent;

(b) a material reduction in the rate of Employee's Total Base Compensation; or

(c) a material breach by the Company of the Stockholder's Agreement;

and, in any such case, the Company fails to remedy the applicable situation or cure such breach prior to the end of such thirty (30) day period.

3.5 Termination by the Company due to Disability of Employee. The Company shall have the right to discharge Employee and terminate this Agreement, by written notice provided to Employee not less than thirty (30) days prior to the intended date of discharge and termination, upon the determination by the Board in good faith and in its discretion that Employee is unable to engage in activities required by his employment (or reasonable substitute employment) by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months (referred to herein as the "Disability Termination Right").

3.6 Termination by Employee without "Good Reason." In addition to his termination right under Section 3.4 hereof, Employee also may terminate his employment with the Company and this Agreement, by written notice provided to the Company not more than thirty (30) days prior to the intended date of termination, for any reason.

3.7 Death. The Employment Period shall terminate forthwith upon the death of Employee.

SECTION 4.  COMPENSATION

4.1 Annual Salary. The Company shall pay to Employee during the Employment Period base compensation at the rate of $250,000 per year ("Total Base Compensation"), payable in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but not less frequently than monthly), less required payroll deductions. Employee shall be entitled to annual increases of Total Base Compensation as may be determined from time to time by the Board, or any compensation committee designated by the Board from its members (the "Compensation Committee"), in either case in its sole discretion.

4.2 Bonus. In addition to Total Base Compensation, Employee shall be eligible for a bonus based upon Employee's Total Base Compensation with respect to each calendar year or portion of a calendar year during the Employment Period. Such bonus shall be awarded pursuant to the existing bonus plan of the Company (a copy of which has been provided to Employee prior to the date hereof) or a successor plan applicable to executive officers of the Company adopted by the Board or the Compensation Committee. For purposes of the existing bonus plan, Employee's "Target Percentage" is twenty-five percent (25%); for any successor plan, Employee's bonus percentage (subject to the applicable terms of the plan) also shall be twenty-five percent (25%). Employee acknowledges and agrees that bonuses under such existing plan (and any successor plan) are determined by the CEO, the Board or the Compensation Committee, in his or its absolute discretion, based upon the attainment of agreed financial targets and other factors, are not guaranteed for any calendar year or period or in any specified amount, and may be less than or greater than Employee's "Target Percentage" or bonus percentage, as applicable, of his Total Base Compensation.

4.3 Options. Employee shall be granted Options to purchase 96,000 shares of Common Stock on the Effective Date. The exercise price for such Options will be $5.00 per share. Such Options will be granted pursuant to, and governed by, the 1995 Option Plan (a copy of which is attached hereto as Exhibit A) and the Non-Qualified Stock Option Agreement to be entered into between the Company and Employee on the Effective Date attached hereto as Exhibit B (the "Option Agreement").

4.4 Purchase of Common Stock. On the Effective Date, the Company and Employee will enter into the Stockholder's Agreement attached hereto as Exhibit C (the "Stockholder's Agreement"), providing for the issuance and sale by the Company to Employee, and the purchase by Employee from the Company, of 32,000 shares of Common Stock at the price of $5.00 per share. The purchase of such shares of Common Stock (the "Purchase Shares") will take place on the Effective Date. Employee will effect payment for 16,000 of such shares by delivery to the Company of $80,000 in cash, and will effect payment for the other 16,000 of such shares by delivery to the Company of Employee's promissory note to the order of the Company, attached hereto as Exhibit D, in the principal amount of $80,000 (the "Employee Note") in accordance with the terms of the Stockholder's Agreement. The payment of the principal amount of, and all accrued and unpaid interest under, the Employee Note will be secured by the pledge by Employee of the 16,000 shares financed by the Employee Note pursuant to the Repayment and Stock Pledge Agreement attached hereto as Exhibit E.

4.5 Reimbursement of Expenses. During the term of this Agreement, the Company will reimburse Employee for all ordinary and necessary business expenses incurred by Employee in connection with the Business. Reimbursement of such expenses shall be paid on a regular basis, upon submission by Employee of vouchers itemizing such expenses in a form satisfactory to the Company, properly identifying the nature and business purpose of any expenditures.

4.6 Benefits. During the term of this Agreement, the Company shall provide Employee with such insurance, medical, sick leave, holiday and other benefits as may be given from time to time to other officers of the Company as set forth from time to time by the Board and management of the Company. Employee may take such vacation period or periods during each year as shall be consistent, in the Company's judgment, with Employee's responsibilities and the Company's vacation policies and practices for other officers of the Company, but not more than four
(4) weeks during any full calendar year of the Employment Period.

4.7 Effect of Termination of Employment. (a) Termination by the Company for "Cause," pursuant to the Disability Termination Right or upon Employee's Death. In the event of termination of Employee's employment and this Agreement by the Company pursuant to Sections 3.2, 3.5 or 3.7 hereof, Employee (or, if applicable, his estate) shall be entitled to receive only payment of his earned and unpaid compensation and benefits through the effective date of such termination.

(b) Termination by the Company without "Cause" or by Employee for "Good Reason."
(i) Prior to March 1, 2000. In the event of termination of Employee's employment and this Agreement by the Company under Section 3.3 hereof or by Employee under
Section 3.4 hereof prior to the third Anniversary Date of this Agreement (i.e., March 1, 2000), Employee shall be entitled to (A) continue to receive from the Company Total Base Compensation in accordance with Section 4.1 hereof for the Post-Employment Compensation Period and (B) subject to the terms of the Stockholder's Agreement, exercise all Options granted in accordance with Section
4.3 hereof which are vested as of the date of termination (subject to and in accordance with the terms of the 1995 Option Plan and the Option Agreement). The shares of Common Stock purchased by Employee as described in Section 4.4 hereof shall continue to be governed by the provisions of the Stockholder's Agreement.

(ii) On or after March 1, 2000 and prior to March 1, 2001. In the event of termination of Employee's employment and this Agreement by the Company under
Section 3.3 hereof or by Employee under Section 3.4 hereof on or after the third Anniversary Date, but prior to the fourth Anniversary Date, of this Agreement, Employee shall be entitled to (A) continue to receive from the Company Total Base Compensation in accordance with Section 4.1 hereof through the fifth Anniversary Date of this Agreement and (B) subject to the terms of the Stockholder's Agreement, exercise all Options granted in accordance with Section
4.3 hereof which are vested as of the date of termination (subject to and in accordance with the terms of the 1995 Option Plan and the Option Agreement). The shares of Common Stock purchased by Employee as described in Section 4.4 hereof shall continue to be governed by the provisions of the Stockholder's Agreement.

(iii) On or after March 1, 2001. In the event of termination of Employee's employment and this Agreement by the Company under Section 3.3 hereof or by Employee under Section 3.4 hereof on or after the fourth Anniversary Date of this Agreement, Employee shall be entitled to (A) continue to receive from the Company Total Base Compensation in accordance with Section 4.1 hereof for a period of twelve (12) months from the date of termination and (B) subject to the terms of the Stockholder's Agreement, exercise all Options granted in accordance with Section 4.3 hereof which are vested as of the date of termination (subject to and in accordance with the terms of the 1995 Option Plan and the Option Agreement). The shares of Common Stock purchased by Employee as described in Section 4.4 hereof shall continue to be governed by the provisions of the Stockholder's Agreement.

(c) Termination by Employee without "Good Reason." In the event of termination of Employee's employment and this Agreement by Employee under Section 3.6 hereof, Employee shall not be entitled to any compensation (other than the payment of his earned and unpaid compensation and other benefits to the effective date of termination) and, subject to the terms of the Stockholder's Agreement, shall be entitled to exercise all Options granted in accordance with
Section 4.3 hereof which are vested as of the date of termination (subject to and in accordance with the terms of the 1995 Option Plan and the Option Agreement). The shares of Common Stock purchased by Employee as described in
Section 4.4 hereof shall continue to be governed by the terms of the Stockholder's Agreement.

4.8 Release. The payments and other rights of Employee described in Section 4.7(b) hereof may, at the Company's option, be conditioned upon Employee's execution and delivery of a general release of the Company and the Affiliates, and its and their respective directors, officers, employees and agents, from any claims or obligations arising out of this Agreement and the termination hereof, other than the express obligations of the Company to make such payments and provide such rights, if any, as are described in Section 4.7(b) hereof and to pay to Employee his earned and unpaid compensation and other benefits to the effective date of termination. Employee acknowledges that the payments and rights under Section 4.7(b) hereof are in lieu of all such claims that Employee may have against the Company and the Affiliates and are liquidated damages (and not a penalty). Notwithstanding any termination hereunder, the Company shall have no obligation to make such payments or provide such rights under Section 4.7(b) hereof, and the Options shall terminate immediately, in the event of a breach by Employee of his covenants in Section 5 hereof.

SECTION 5.  CONFIDENTIAL INFORMATION, DEVELOPMENTS,
NON-COMPETITION/NON-SOLICITATION AND RELATED MATTERS

5.1 Restrictions on Use and Disclosure. Employee will not disclose or use at any time, for so long as Employee is employed by the Company or any Affiliate and for a period of five years thereafter, any Confidential Information (as defined below) of which Employee is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Employee's performance of duties, if any, assigned to Employee by Dr. Surles, the CEO or the Company, such Confidential Information becomes public other than through action of Employee or is compelled by legal process. In the event that Employee plans to speak at a professional conference and information to be presented includes or may include Confidential Information, Employee shall consult with

Dr. Surles or the CEO concerning such Confidential Information prior to participating in such conference and presenting such information. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or any Affiliate in connection with its business, including, but not limited to: (i) products or services, (ii) fees, costs and pricing structures,
(iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers, clients and providers, and customer, client and provider lists, (x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date Employee proposes to disclose or use such information. Employee will perform all actions reasonably requested by the Company (whether during or after the Non-Competition Period) to establish and confirm such ownership at the Company's expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

Employee further agrees that he will not disclose to the Company, any Affiliate or any of its or their respective directors, officers, employees, agents or representatives, any of the information described in Section IV of the Section 5.3(a) Agreement (as defined below), and will not use any such information in connection with the performance of his duties described in Sections 2.1 and 2.2 hereof.

5.2 Assignment of Developments. All Developments that are at any time made, conceived or suggested by Employee, whether acting alone or in conjunction with others, as a result of or in connection with Employee's employment with the Company or any Affiliate shall be the sole and absolute property of the Company, free of any reserved or other rights of any kind on Employee's part, provided, that the Company will have no ownership interest in any Developments conceived or developed by Employee which do not relate to the Business or do not arise out of the activities of Employee in his capacity as an executive officer of the Company. Employee shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company of Employee's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or future activities of which Employee is aware, or the products and services of the Company or any Affiliate except for those relating to or arising from the activities permitted under Section 5.3(d) hereof.

5.3 Restriction on Competitive Employment. (a) Except under the circumstances described in Section 5.3(b) or 5.3(c) below (which Section 5.3(b) or 5.3(c), as applicable, will govern for all purposes), Employee shall not (as an individual, principal, agent, employee, consultant or otherwise), directly or indirectly, during the period commencing on the Effective Date and ending on the later of
(x) the first anniversary of termination of Employee's employment with the Company or (y) if applicable, the date the Company is no longer required to make the payments to Employee contemplated by Section 4.7(b) hereof (the applicable period being the "Non-Competition Period"), absent the Company's prior written approval, engage in activities in the Territory for, on behalf of or relating to, or render services to, or have any equity, ownership or profit participation interest in (other than as a 5% or less holder of the equity securities of a public company), any firm or business engaged or about to become engaged in (i) the Business or (ii) any other business in which the Company or any subsidiary of the Company was engaged during Employee's employment with the Company and as to which Employee had involvement during such employment or obtained Confidential Information.

(b) In the event of termination of Employee's employment and this Agreement under Section 4.7(b)(i), (ii) or (iii) hereof, Employee agrees that Employee shall not (as an individual, principal, agent, employee, consultant or otherwise), directly or indirectly, during the Non- Competition Period, absent the Company's prior written approval, engage in activities in the Territory for or on behalf of, or render services to, or have any equity, ownership or profit participation interest in (other than as a 5% or less holder of the equity securities of a public company), any of the companies listed on Schedule I or any of their affiliates (as that term is defined in the federal securities laws) (the "Designated Companies"); provided, that in the event Employee desires, at any time after the first anniversary of the effective date of the termination of his employment and this Agreement, to engage in activities on behalf of, or render services to (as an individual, principal, agent, employee, consultant or otherwise), any of the Designated Companies, Employee shall notify the Company of such desire to do so. In such event, effective the date of receipt by the
Company of such notification, (i) Employee shall be released from his obligations under this Section 5.3(b) and (ii) the Company shall be released from its obligations to make the payments described in Section 4.7(b) (i), (ii) or (iii), as applicable; provided, further, that nothing in the foregoing provision shall be deemed to release Employee or the Company of any of his or its obligations relating to the period prior to the Company's receipt of such notification.

(c) In the event of termination of Employee's employment and this Agreement under Section 4.7(c) hereof, Employee agrees that Employee shall not (as an individual, principal, agent, employee, consultant or otherwise), directly or indirectly, during the period commencing on the date of such termination and ending on the first anniversary of such termination date, absent the Company's prior written approval, engage in activities in the Territory for or on behalf of, or render services to, or have an equity, ownership or profit participation interest in (other than as a 5% or less holder of the equity securities of a public company), any of the Designated Companies or their respective affiliates.

(d) Notwithstanding anything in Section 5.3(a), (b) or (c) above, Employee shall be permitted (A) to continue as a director, officer and shareholder of Expert Knowledge Systems, (B) to invest in, consult with and become a director of, Mood Sciences, Inc., (C) to continue the work in which he is involved on the date of this Agreement in the field of disability remediation services, (D) to continue as a director of HealthCare America, (E) to continue to provide private clinical consultations, but only to patients in treatment with Employee on the date of this Agreement or others as may from time to time be approved by Dr. Surles or his successor (which approval will not be unreasonably withheld), (F) to continue the work in which he is engaged described in the agreement described in
Schedule II (the "Section 5.3(a) Agreement") and (G) to engage in any activity permitted pursuant to Section 2.2(c) hereof.

5.4 Restriction on Solicitation. During Employee's employment with the Company and until the end of the Non-Competition Period, Employee shall not, directly or indirectly, (i) solicit or contact for business purposes any existing customer, provider or patient, or prospective customer, provider or patient, of the Company or any subsidiary of the Company, (ii) induce, or attempt to induce, any employees, agents, consultants or providers of or to the Company or any subsidiary of the Company to do anything from which Employee is restricted by reason of Sections 5.1 through 5.4 hereof, (iii) interfere with existing or proposed contracts, business agreements or other arrangements, or knowingly interfere with future contracts, business agreements or other arrangements, between the Company or any subsidiary of the Company and any individual, firm or enterprise including, but not limited to, third party payors, through disrupting or diverting or attempting to divert such contracts, business agreements or other arrangements to any other individual, firm or enterprise (including a competitor of the Company or any subsidiary of the Company) or (iv) offer or aid others to offer employment to anyone who is an employee, agent or consultant of or to the Company or any subsidiary of the Company.

5.5 Equitable Relief. Employee acknowledges that a breach of the covenants contained herein, including without limitation the covenants contained in Sections 5.1 through 5.4 hereof, may cause irreparable damage to the Company or one or more of its subsidiaries, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Employee agrees that, in addition to any other remedy which may be available at law or in equity, the Company and any such subsidiary shall be entitled to specific performance and injunctive relief to prevent any actual, intended or likely breach. The parties acknowledge that the time, scope, geographic area and other provisions of Sections 5.1 through 5.4 hereof have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement, including the compensation to Employee described in Section 4 hereof. In the event that the agreements in Section 5.1 through 5.4 hereof or any other provision contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, such agreements or provisions shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action so as to be enforceable to the extent consistent with then applicable law. The existence of any claim or cause of action which Employee may have against the Company or any such subsidiary of the Company, as the case may be, shall not constitute a defense or bar to the enforcement of any of the provisions of Sections 5.1 through 5.4 hereof and shall be pursued through separate court action by Employee.

5.6 Survival.  Unless otherwise provided, the provisions of Sections 5.1 through
5.5 hereof shall survive the termination of this Agreement.

SECTION 6. INDEMNIFICATION

During the Employment Period, the Company shall provide Employee with directors and officers indemnification as provided in the Company's articles of incorporation and bylaws and directors and officers liability insurance coverage as is generally afforded executive officers of the Company.

Employee agrees to indemnify, defend and hold harmless the Company, the Affiliates and its and their respective directors, officers, employees, agents and representatives from any liabilities, losses or expenses arising from Employee's breach or alleged breach of the Section 5.3(a) Agreement or his breach or alleged breach of the second paragraph of Section 5.1 hereof.

SECTION 7.  MISCELLANEOUS PROVISIONS

7.1 Assignment and Successors. The rights and obligations of the Company under this Agreement may be assigned, and shall inure to the benefit of and be binding upon the successors and assigns of the Company. Employee's rights or obligations hereunder may not be assigned to or assumed by any other person. No other persons shall have any right, benefit or obligation hereunder.

7.2 Notices. Any notice, request, instruction or other document or communication to be given hereunder shall be in writing and shall be deemed to have been duly given (i) if mailed, at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope, (ii) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt, or (iii) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

                  If to the Company:

                  Merit Behavioral Care Corporation
                  One Maynard Drive

                  Park Ridge, NJ 07656
                  Attn: Executive Vice President and General Counsel
                  Fax: (201) 573-1324

                  If to Employee:

                  John P. Docherty, M.D.
                  _____________________
                  _____________________

7.3 Severability. If any provision or portion of this Agreement shall be or become illegal, invalid or unenforceable in whole or in part for any reason, such provision shall be ineffective only to the extent of such illegality, invalidity or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the agreements contemplated hereby are fulfilled to the extent possible.

7.4 Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be modified, amended or waived only by a written instrument signed by both parties hereto.

7.5 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

7.6 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

7.7 Non-Waiver of Rights and Breaches. No failure or delay of any party hereto in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of a party hereto of any default of any other party shall not be deemed to be a waiver of any subsequent default or other default by such party, whether similar or dissimilar in nature.

7.8 Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE. Each party hereby irrevocably (i) submits to the jurisdiction of any New Jersey State or federal court sitting in the City of Newark, New Jersey, with respect to matters arising out of or relating hereto; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New Jersey State or federal court; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; (iv) consents to service of process upon it by mailing or delivering such service, in the case of the Company, as specified in Section 7.2 hereof or, in the case of Employee, to CT Corporation System as his agent (the costs of which agent shall be borne by the Company), and Employee authorizes and directs his agent to accept such service; and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                                     EXECUTION

         The parties, intending to be legally bound, executed this Agreement as of the date first above written, whereupon it became effective in accordance with its terms.

MERIT BEHAVIORAL CARE CORPORATION


By:       /s/ Richard C. Surles
         Richard C. Surles, Ph.D.
         Executive Vice President, Operations


          /s/ John P. Docherty
         John P. Docherty, M.D.

                                                    Schedule I

         1.       Value Behavioral Health, Inc.

         2.       CMG Health, Inc.

         3.       FHC Options, Inc.

         4.       Foundation Health PsychCare Services, Inc.

         5.       Green Spring Health Services, Inc.

         6.       Human Affairs International, Inc.

         7.       MCC Behavioral Care, Inc.

         8.       United Behavioral Systems, Inc.

         9.       United States Behavioral Health

         10.      Pacificare

                                                    Schedule II

Agreement dated as of February 1, 1995 by and among Value Health Sciences, Inc., Employee and Dr. Joshua E. Freedman.